Entrada Therapeutics Closes Agreement with Vertex to Discover and Develop Endosomal Escape Vehicle-Therapeutics for Myotonic Dystrophy Type 1 (DM1)

- Global collaboration includes ENTR-701, Entrada’s late-stage preclinical candidate for the treatment of DM1 -

- Company’s cash runway extended into the second half of 2025 -

BOSTON, February 9, 2023 -- Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™)-therapeutics as a new class of medicines, today announced the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and closing of the Company’s previously announced strategic collaboration and license agreement with Vertex.

Under the terms of the agreement announced on December 8, 2022, Entrada will receive an upfront payment of $224 million, as well as an equity investment of $26 million at $16.26 per share. Entrada is eligible to receive up to $485 million for the successful achievement of certain research, development, regulatory and commercial milestones, and tiered royalties on future net sales for any products that may result from this collaboration agreement.

The agreement includes a four-year global research collaboration whereby Entrada will continue to advance and receive payments for certain research activities related to ENTR-701, as well as additional DM1-related research activities. Vertex will be responsible for global development, manufacturing and commercialization of ENTR-701 and any additional programs stemming from Entrada’s DM1 research efforts.

The Company anticipates that proceeds from the collaboration, equity investment and achievement of certain milestones, together with its existing cash, cash equivalents and marketable securities will extend its cash runway into the second half of 2025, supporting the Company’s expansion and continued development of EEV-therapeutic candidates targeting Duchenne muscular dystrophy as well as other indications beyond neuromuscular diseases.

About Entrada Therapeutics
Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicle (EEV™)-therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues, resulting in an improved therapeutic index. Through its proprietary, highly versatile and modular EEV platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 and ENTR-601-45 for the potential treatment of people living with Duchenne who are exon 44 and 45 skipping amenable, respectively, as well as ENTR-701 targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements related to the potential benefits and results that may be achieved through Entrada’s collaboration with Vertex, Entrada’s expectations of the use of proceeds from its collaboration with Vertex, the ability of Entrada and Vertex to complete the proposed collaboration, the anticipated advancement of Entrada’s DM1 program, Entrada’s strategy, future operations, prospects and plans, objectives of management, the potential therapeutic benefits of its EEV candidates, including Entrada’s oligonucleotide-, antibody- and enzyme-based programs, and expectations regarding the Company’s therapeutic candidates, including ENTR-701, its related potential for the continued development and advancement for the treatment of myotonic dystrophy type 1 (DM1), ENTR-601-44 and ENTR-601-45 targeting Duchenne muscular dystrophy (DMD), and non-neuromuscular programs, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; the timing of and Entrada’s ability to submit and obtain regulatory clearance for IND applications and initiate clinical trials; uncertainties associated with the impact of the ongoing COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

Investor and Media Contact
Karla MacDonald
Chief Corporate Affairs Officer
kmacdonald@entradatx.com